Exhibit 10.1

EXECUTION COPY

SUPPLY AGREEMENT

This Agreement (this “Agreement”) is entered into on this 15th day of May, 2008 (the “Effective Date”), by and between Fitzpatrick Bros., Inc., an Illinois corporation with its corporate headquarters at 625 North Sacramento Boulevard, Chicago, Illinois 60612 (hereinafter referred to as “Supplier”), and The Spic and Span Company, a Delaware corporation, with offices at 90 North Broadway, Irvington, New York 10533 (hereinafter referred to as “Buyer”), each a “Party” and collectively the “Parties.”

WHEREAS, Supplier desires to supply the Products (as defined below) to Buyer subject to the terms of this Agreement;

WHEREAS, Buyer desires to purchase the Products from Supplier subject to the terms of this Agreement; and

WHEREAS, each of Supplier and Buyer desires to execute this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1 - DEFINITIONS

1.           “Affiliates” with respect to any Person, shall mean any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

2.           “Annual Tolling Fee” shall be the “Tolling Fee” multiplied by the pounds of the Product produced during each Production Year, except for Production Years 1 and 2.

3.           “Applicable Laws” means, with respect to a Party, all applicable laws (including, without limitation, the Federal Insecticide, Fungicide, and Rodenticide Act), rules, regulations and requirements of any governmental or administrative body.

4.           “Base Volume” means *** pounds of Product.

5.           “Base Volume Production Date” shall mean the date mutually agreed by Supplier and Buyer in writing for the complete transfer of production of the Products by Supplier at the Facility from Buyer’s existing Supplier of the Products.  The Base Volume Production Date shall be a date on or after the date on which Supplier is fully capable of providing at a minimum the

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Base Volume to Buyer; provided that Supplier and Buyer shall determine such date, which shall be as soon as reasonably possible, based on good-faith discussions by Supplier and Buyer.

6.           “Capital Recovery Amount” shall mean approximately, but not limited to, $*** utilized as expenditures for land, building, equipment, set up and training and other items necessary to produce the Base Volume of Product plus annual finance charges established at the beginning of each Production Year at the prime rate of interest then in effect as indicated in The Wall Street Journal during the ten (10) year period commencing on the Base Volume Production Date.  For each Production Year after Production Year 1 (which will use the Base Volume) during the ten (10) year period commencing on the Base Volume Production Date, the appropriate allocation of the Capital Recovery Amount per SKU of Product shall be determined by dividing that Production Year’s Capital Recovery Amount by the prior year’s total production weight.  The Parties understand that $*** is only an estimate and that the final Capital Recovery Amount is subject to change.  Supplier shall seek Buyer’s prior written consent (which consent shall not be unreasonably withheld, delayed and conditioned by Buyer) on a monthly basis to any necessary capital expenses to be incurred by Supplier in order to construct the Facility that are not set forth on Exhibit A.

7.           “Costed Bill of Materials” shall mean the actual cost of each raw material and each component packaging needed per SKU.

8.           “Facility” means a manufacturing, packaging and testing facility located within 120 miles of the St. Louis, Missouri area that is capable of manufacturing at a minimum the Base Volume.

9.           “Intellectual Property Rights” means all patents, copyrights, trademarks, trade secrets and other intellectual property rights including applications therefore, now or hereafter protectable by law in any jurisdiction in the world.

10.           “Invention” means any new or improved apparatus, process, composition, formula, information, product, discovery, idea, suggestion, material, data, equipment, design, drawing, prototype, report, computer software, documentation or other intellectual property or know-how invented, discovered, produced, conceived, or reduced to practice by Supplier, other than any such information provided to Supplier by Buyer or its Representatives; provided, if Buyer wishes installation of specific equipment or fixtures that Buyer desires to retain as Buyer’s equipment or fixtures, that shall be done by a separate mutual agreement of Buyer and Supplier.

11.           “Permit” shall mean any license, approval, certificate and/or registration required by any Applicable Law or the governmental authorities of the Territory with respect to the Products in the Territory.

12.           “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

13.           “Production Year” shall mean the twelve month period starting on the Base Volume Production Date and each twelve-month period thereafter.

14.           “Product Specifications” means the specification(s), functionality, performance criteria, packaging schematic(s) and design(s) and/or descriptions of the Products and all components thereof set forth in Exhibit B utilized in the manufacturing and packaging of the Products and as may be further provided by Buyer to Supplier from time to time.

15.           “Products” shall mean the products set forth on Exhibit C.

16.           “Proprietary Marks” means the trademarks, service marks, trade names, copyrights and related trade dress, designs and symbols identified in Exhibit D.  Buyer may, in its sole discretion, amend Exhibit D from time to time to add or delete Proprietary Marks.

17.           “Representatives” shall mean, with respect to a Party, such Party’s directors, officers, employees, Affiliates, consultants, advisors, agents and representatives.

18.           “Supplier Intellectual Property” shall mean all patents, copyrights, trade secrets, know-how, trademarks, processes, formulas, Inventions and other Intellectual Property Rights owned by Supplier anywhere in the world.

19.           “Territory” shall mean the United States and Canada and their respective possessions, as well as Mexico until such time as Mexico can be outsourced by Buyer at Buyer’s sole discretion.

20.           “Tolling Fee” shall mean the fee charged by Supplier to Buyer on a per pound basis for each SKU of the Products which shall include, among other things, labor, costs, utilities and fixed overhead (including real property leasing obligations, if any).  The Tolling Fee expressly excludes raw materials, packaging components (including, without limitation, pallets), the Capital Recovery Amount on a per SKU basis of the Products and the purchase price allocation for any land purchased by Supplier.

ARTICLE 2 - PRODUCT SUPPLY AND OBLIGATIONS

1.           Purchase and Sale.

(a)           Pursuant to the terms and conditions of this Agreement, Supplier agrees to use commercially reasonable efforts to manufacture and package sufficient Products to meet Buyer’s requirements set forth in the Forecast (as defined below).  Supplier may subcontract with third parties for the manufacture and/or packaging of Products to fulfill its obligations hereunder; provided that Buyer provides written consent to Supplier’s subcontracting with such third-party supplier, which may be withheld for any reason whatsoever.

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(b)           Pursuant to the terms and conditions of this Agreement, Supplier agrees to exclusively supply Buyer with the Products in accordance with the Product Specifications.

(c)           Pursuant to the terms and conditions of this Agreement, Buyer agrees to exclusively purchase the Products from Supplier.

2.           Forecast and Updates.  On the Base Volume Production Date and prior to each succeeding anniversary of the Base Volume Production Date during the Term (as defined below), Buyer shall submit to Supplier a forecast of quantities of Products that Buyer intends to have delivered during the following calendar year (the “Forecast”).  Buyer shall update the forecast for the following twelve (12) month period on a monthly basis.  Supplier acknowledges and agrees that any Forecast attached hereto or delivered pursuant to this paragraph is non-binding with respect to Buyer.

3.           Inventory Management by Supplier.  Supplier shall institute a Vendor Managed Inventory System that will maintain inventory buffer targets (including minimums and maximums) for each SKU of the Products as mutually agreed by the Parties.  Supplier shall use Buyer’s rolling Forecasts (provided monthly) and the agreed-upon inventory buffer targets (including minimums and maximums) to determine Supplier’s rolling production schedule (provided weekly) of the Products for the following twelve (12) week period (the “Production Schedule”).  Supplier shall submit the Production Schedule to Buyer on a weekly basis based upon the applicable monthly rolling Forecast for future production of the Products.  The first two (2) weeks of each Production Schedule will become binding purchase commitments on Buyer and will constitute a firm written purchase order, unless Buyer responds to a Production Schedule and notifies Supplier otherwise in writing no more than two (2) days after receipt of such Production Schedule from Supplier.  Based on the Production Schedule so established, Supplier will manufacture and deliver the Products to Buyer so as to enable Buyer to maintain the inventory buffer targets at Buyer’s warehouse at any given time.

4.           Delivery; Risk of Loss.  Delivery of Products from Supplier to Buyer shall take place FOB the Facility.  Title and risk of loss shall pass from Supplier to Buyer upon transfer of the Products by Supplier to Buyer’s private carriage or a commercial carrier for shipment to Buyer.  Buyer shall be solely responsible for all cargo claims and filing and processing of all cargo and other claims.

5.           Responsibility for Labeling.  Buyer shall be responsible for creating the labeling and package design for the Products and for compliance with all Applicable Laws relating to labeling and packaging, except to the extent Buyer has relied on information provided by Supplier as part of Buyer’s compliance efforts.

6.           Shortages/Rejected Goods.

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(a)           Shortages.  Buyer shall notify Supplier in writing of any shortage in quantity of any shipment of any Product within forty-five (45) business days after becoming aware of any such shortage.  In the event of such shortage, Supplier shall make up the shortage as soon as reasonably practicable after receiving such notice.  If Supplier is rendered unable for a prolonged and uncured period from supplying any Product, Buyer shall have the right to purchase Products from a third-party manufacturer unless Supplier is able to subcontract such production to the reasonable satisfaction of Buyer; provided, however, Buyer shall resume purchasing the Products from Supplier once Supplier is able to resume production of the Products in the quantities required by Buyer.

(b)           Rejected Product.  Buyer may reject a Product if such Product does not conform to the Product Specifications.  In the event of a conflict regarding whether any Product conforms to the Product Specifications, Buyer shall submit a representative number of samples of such Product to an independent laboratory acceptable to Supplier and Buyer for testing.  The fees and expenses of such laboratory testing shall be borne entirely by the Party against whom such laboratory’s findings are made.  In the event that the test results indicate that a Product in question does not conform to the Product Specifications, Supplier shall replace the Product at no additional cost to Buyer and shall pay all additional destruction and/or shipping and transportation costs for said non-conforming Product.

(c)           Capacity Allocation.  In the event Supplier, upon receiving a Forecast, is, or anticipates that it will be, unable to meet such Forecast, either in whole or in part, then Supplier shall give Buyer prompt written notice of such inability or potential inability within ten (10) business days of receipt of such Forecast.  Supplier and Buyer shall meet within ten (10) business days of written notice by Supplier to Buyer to consider alternatives for meeting Buyer’s requirements for Products, including, but not limited to, outsourcing to third-party manufacturers and expanding Supplier’s manufacturing capacity.  Notwithstanding anything to contrary set forth herein, from and after the date on which Supplier notifies Buyer in writing of its inability to manufacture or subcontract the manufacture (to the reasonable satisfaction of Buyer) in accordance with a Forecast, Buyer shall have the right to purchase Products from a third-party manufacturer in the amount that Supplier has indicated it is unable or may be unable to manufacture and package or subcontract the manufacturing and packaging thereof (to the reasonable satisfaction of Buyer) in such notice.

(d)           Consequential Damages.  In no event will either Party be responsible for any incidental or consequential damages whether foreseeable or not, even if advised of the possibility of such damages; provided, that recovery of the fixed annual Tolling Fee in the amount of $*** for each of the first two Production Years shall not be deemed an incidental or consequential damage.

7.           Permits.  As a condition precedent to the sale of the Product by Supplier to Buyer, (i) Supplier shall obtain at its sole cost all Permits required in connection with the manufacture and

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

packaging of the Products by any applicable governmental agency in the Territory; and (ii) Buyer shall obtain at is sole cost any necessary Permits required in connection with the sale and distribution of the Products from the relevant governmental authorities of the Territory.

ARTICLE 3 - PRICE

1.           Price.  Prior to the Base Volume Production Date but after the date on which the Facility is able to manufacture and package the Products, Buyer shall purchase the Products from Supplier at a mutually agreed upon price based on good-faith discussions by Supplier and Buyer.  On and after the Base Volume Production Date, the price for each SKU of the Products (the “Price”) shall be as set forth in the form of Exhibit E, as amended from time to time in accordance with the terms hereof, and be comprised of (i) Costed Bill of Materials; (ii) the Tolling Fee; and (iii) the Capital Recovery Amount; provided, however, to the extent Supplier or Buyer is able to negotiate lower unit costs for the raw materials and component packaging needed to manufacture and package the Products, the Price shall be reduced entirely by such unit cost savings (including, without limitation, any applicable rebates, promotions and off-invoice allowances or discounts), except for any discounts Supplier may only obtain from its suppliers for early payment of such suppliers’ invoices.  Buyer and Supplier agree that in the event raw materials and component packaging costs fluctuate, Supplier will provide Buyer with thirty (30) days advance written notice of any change in the raw materials and component packaging costs, which notice will include documentation of such cost changes in a form reasonably satisfactory to Buyer.  The Price shall not include any taxes (except value added taxes if any are enacted) and outbound freight and insurance charges.

2.           Costed Bill of Materials.  The Costed Bill of Materials shall include all allocated pallet costs and inbound freight charges to the Facility.  Supplier shall not mark-up the cost of the raw materials and component packaging costs to Buyer.  If requested by Buyer, Supplier shall provide Buyer with quarterly written reports on the costs of raw materials and packing materials.

3.           Tolling Fee.

(a)           Initial Fixed Annual Tolling Fees.  The aggregate Tolling Fee for each of the first two (2) years commencing on the Base Volume Production Date shall be fixed in the amount of $*** per year.  If the Base Volume in each of Production Years 1 and 2 is not reached, Buyer shall promptly, within thirty (30) days, pay the difference between the fixed annual $*** tolling fee and the actual tolling fees previously paid by Buyer for such year.

(b)           Variable Annual Tolling Fees.

(i)  After the two-year period commencing on the Base Volume Production Date, the Annual Tolling Fee to be paid by Buyer to Supplier will be variable based on pounds of Products actually produced in any Production Year and there will be no minimum or maximum Annual Tolling Fee per Production Year.  The Tolling Fee

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

 for Production Year 3 shall be calculated by dividing $*** by the actual number of pounds of Product produced by Supplier for Buyer during Production Year 2.

(ii)  For purposes of determining whether the Tolling Fee shall be adjusted for Production Year 3 or any subsequent year thereafter, the Parties shall calculate the percentage change in pounds of Products actually produced on a year over year basis (the “Annual Percentage Change of Products Produced”).  The Parties agree that in order to calculate the Annual Percentage Change of Products Produced at the end of Production Year 1 the Base Volume shall be used as the benchmark for calculating such percentage change for such year.  In subsequent years, the Annual Percentage Change of Products Produced for any Production Year shall be calculated by comparing such Production Year’s actual pounds of Products produced with the prior Production Year’s actual pounds of Products produced as the benchmark.  So long as the aggregate net total of the prior years’ Annual Percentage Change of Products Produced is less than *** percent (***%), the Tolling Fee shall remain the same as in effect from the prior Production Year, except for any Index (as defined below) adjustment permitted hereunder.  If the aggregate net total of each year’s Annual Percentage Change of Products Produced equals or exceeds ***%, the Tolling Fee shall be increased or decreased by ***% for the following Production Year depending upon whether the ***% threshold is reached due to an aggregate decrease or increase, respectively, in the pounds of Products produced over time; provided, that an Index-based adjustment shall also be permitted in accordance with the terms hereof.  For example purposes only, should the Annual Percentage Change of Products Produced in years 1, 2 and 3 equal ***%, ***% and ***%, respectively, the Tolling Fee in year 4 would remain the same as the Tolling Fee in effect during Production Year 3 except for the Index-based adjustment permitted hereunder.  Alternatively, should the Annual Percentage Change of Products Produced in Production Years 1 and 2 equal ***% and ***%, respectively, the Tolling Fee in Production Year 3 would be increased by ***% from the Production Year 2 Tolling Fee as well as the Index-based adjustment in accordance with the terms hereof.  Once the Tolling Fee reset takes place, the revised Tolling Fee shall be set forth in a revised schedule in the form of Exhibit E and shall not be changed, other than for an Index-based adjustment, until the aggregate net total of Annual Percentage Change of Products Produced equals or exceeds ***% again.

(iii)           If the volume of pounds of the Product declines or increases *** percent (***%) or more from the Base Volume during the five-year period commencing on the Base Volume Production Date, Supplier and Buyer shall agree to negotiate in good faith a new Tolling Fee which shall be set forth in a revised schedule agreed to by the Parties.

(c)           Index-based Adjustments to the Tolling Fee.  Beginning in Production Year 3 and for each Production Year thereafter, an adjustment equal to *** (***%) of the percentage

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

increase or decrease of the Consumer Price Index – Urban Wage Earners and Clerical Workers (CPI-W), as published by the U.S. Department of Labor, Bureau of Statistics (the “Index”), shall be applied to the Tolling Fee.

4.           Capital Recovery Amount.  The Capital Recovery Amount shall be determined in accordance with the provisions of Section 2 of Article 4 hereof.

5.           Price and Payment.  Buyer shall settle invoices within thirty (30) calendar days following the date of invoice by electronic funds transfer.

6.           Cost Savings Program.  Buyer and Supplier shall cooperate in good-faith to establish a cost improvement program in order to review, optimize and reduce the Prices of the Products through the improvement of the efficiency of the manufacturing, packaging and logistics processes.

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

ARTICLE 4 - CONSTRUCTION OF THE FACILITY AND CAPITAL RECOVERY

1.           Construction of the Facility.  Supplier will use its best efforts to construct the Facility by August 31, 2009 that is capable of producing at least the Base Volume.  A copy of the estimated construction timeline is attached hereto as Exhibit F.

2.           Capital Recovery.  The Capital Recovery Amount shall be paid by Buyer to Supplier based on a ten (10) year straight line amortization schedule that shall be updated annually to reflect the prime rate of interest in effect as of the date on which a Production Year during the ten (10) year period commencing on the Base Volume Production Date begins.  At the beginning of each Production Year, the Capital Recovery Amount will be set on a per pound basis for such Production Year based upon the volume of Products produced during the immediately preceding Production Year.  Actual payments of the Capital Recovery Amount shall be paid by Buyer to Supplier on a per SKU by weight basis as a charge included in the Price of the Products.  Depending on the volume of the Products ordered by Buyer through the end of each Production Year, Supplier and Buyer agree to reconcile any underpayment or overpayment of the Capital Recovery Amount for such Production Year.  If the volume set for a Production Year is not reached in that Production Year, the unamortized Capital Recovery Amount shall be promptly paid within thirty (30) days to Supplier.  If the volume set for a Production Year is exceeded in that Production Year, the Supplier shall promptly, within thirty (30) days, provide a credit to the Buyer in the amount of the overpayment of the Capital Recovery Amount for such Production Year to be applied in the following Production Year.

3.           Non-Product Use of the Facility.  If Supplier uses the Facility for any purposes other than to manufacture and package the Products for Buyer, Supplier shall provide Buyer with a credit in an amount equal to *** percent (***%) of the unamortized Capital Recovery Amount for the applicable Production Year (the “Capital Recovery Credit”).  The Capital Recovery Credit may be adjusted if Buyer and Supplier mutually agree that bringing in the non-Product business into the Facility provides synergies that benefit Buyer.

ARTICLE 5 - MANUFACTURING, SPECIFICATIONS AND INSPECTION

1.           Compliance.  Supplier shall manufacture Product in accordance with the Product Specifications and Applicable Laws in the Territory.

2.           Quality Agreement.  Each of the Parties hereto have executed or shall execute on the date hereof a Quality Agreement substantially in the form of Exhibit G hereto (the “Quality Agreement”).  In the event of a conflict between this Agreement and the Quality Agreement, this Agreement shall be paramount and shall control.

3.           Required Regulatory Changes.  Should either Party learn or receive notice of any changes that are required by Applicable Law or regulatory authorities within the Territory with respect to the quality and/or manufacture of Product, said Party shall promptly notify the other Party of

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

such required changes.  Supplier shall implement such changes within the time frame required by Applicable Law or regulatory authorities within the Territory.

4.           Regulatory Actions.  Supplier and Buyer shall promptly inform each other in writing of any inspection, application for inspection and other regulatory action by any regulatory agency within the Territory relating to any Product or the manufacture of any Product.  Should the inspection involve a Party, that Party shall be allowed to participate, at its sole expense, in the inspection as its interests may appear.

5.           Storage.  Each Party shall adhere to any and all Applicable Laws relative to the storage of Products and any material used to manufacture Products.  In no event shall either Party manufacture, process, package, use or store any other product that may present a potential hazard to any Product or the material used to manufacture any Product in the same facilities and/or with equipment used for manufacturing Product.  No Party shall dispose of and/or destroy any waste product, waste material, or labeling materials in a manner contrary to all Applicable Laws.

6.           Storage Conditions.  Each Party agrees to store Product and Product labeling material under appropriate controlled and secured conditions.

7.           Inspection.  Notwithstanding the provisions of Section 10.0 of the Quality Agreement between the Parties, Buyer shall be entitled at any time (either acting on its own behalf or through Representatives) to conduct at reasonable intervals, and upon reasonable notice being given to Supplier, an audit of the manufacturing, assembly, analysis and testing, quality control and packaging facilities used by Supplier in order to manufacture and package the Products under this Agreement.  Supplier shall respond promptly, fully and accurately to all requests made by Buyer whenever Buyer requires answers to such requests in order to comply with Applicable Law.  The fact that Buyer may have carried out any inspection or audit, or made any requests to Supplier hereunder, and the fact that Buyer may have stated the results of such inspection, audit or requests to be satisfactory, shall not relieve Supplier from any of its obligations under this Agreement.

ARTICLE 6 - PRODUCT RECALLS/INQUIRIES AND COMPLAINTS

1.           Product Recalls.  In the event that (a) any government authority issues a request, directive or order that a Product be recalled, (b) a court of competent jurisdiction orders such a recall, or (c) Supplier or Buyer shall reasonably determine that a Product should be recalled, the Parties shall take all appropriate corrective actions, and shall cooperate in the investigations surrounding the recall.

(i)           In the event that Supplier or Buyer determines that a Product should be recalled, the Parties shall consult with each other prior to taking any corrective actions.

(ii)          In the event that such recall results from any cause or event arising from the manufacturing, packaging and/or storing of the recalled Product by Supplier or any third-

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

party subcontractor or the negligence of Supplier or such third-party subcontractor, Supplier shall be responsible for all of the expenses incurred by Supplier and Buyer in connection therewith.

(iii)           In the event that such recall results from any cause or event arising from the storage, distribution or handling of the recalled Product by Buyer or the negligence, such as negligence in the provision of the Product Specifications, of Buyer, Buyer shall be responsible for all of the expenses incurred by Supplier and Buyer in connection therewith.

(iv)           For purposes of this Agreement, the expenses of recall shall include the expenses of notification and destruction or return of the recalled Product and replacement thereof and all other costs incurred in connection with such recall.

2.           Inquiries and Customer Complaints.  Except as otherwise required by Applicable Law, Buyer will be responsible for investigating and responding to all inquiries, complaints and adverse events regarding a Product.  Supplier agrees to provide assistance on the non-medical evaluation by providing manufacturing or test results-related information or any other information as Buyer may reasonably request.

3.           Disputes.  If there is any dispute concerning which Party’s acts or omissions gave rise to such recall of a Product, such dispute shall be referred for decision to an independent expert to be appointed by agreement between Buyer and Supplier.  The costs of such independent expert shall be borne equally between Buyer and Supplier.  The decision of such independent expert shall be in writing and, except for manifest error on the face of the decision, shall be binding on both Buyer and Supplier.  If Buyer and Supplier can not agree on an independent expert, this matter shall be handled by arbitration as provided in this Agreement.

4.           Claims; Other Actions.  As soon as it becomes aware, each Party will give the other prompt written notice of any defect or alleged defect in a Product, any injury alleged to have occurred as a result of the use or application of a Product, and any circumstances that may reasonably be expected to give rise to litigation or recall of a Product or regulatory action that may affect the sale, manufacture or packaging of a Product, specifying, to the extent the party has such information, the time, place and circumstances thereof and the names and addresses of the Persons involved.  Each party will also furnish promptly to the other copies of all papers received in respect of any claim, action or suit arising out of such alleged defect, injury, recall or regulatory action.

5.           Survival.  The Sections of this Article shall survive the expiration or termination of this Agreement, subject to any Applicable Laws in the State of New York.

ARTICLE 7 - CONFIDENTIALITY

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.           Confidentiality of Exchanged Information.  In connection with the transactions contemplated by this Agreement, each Party will obtain or have access to Confidential Information (as defined below) of the other Party.  Each Party will hold the Confidential Information in strict confidence and will take all reasonable precautions to prevent unauthorized disclosure of the Confidential Information.  Each Party will institute and maintain appropriate security measures in order to maintain the confidentiality of the Confidential Information, including, without limitation, limiting the disclosure of the Confidential Information to those employees in such Party’s organization who have a need to know.  Each Party will (i) not use the other Party’s Confidential Information for any purpose other than the performance of this Agreement; (ii) unless required by Applicable Law, not disclose any Confidential Information of the other Party to any third-party without the other Party’s prior written consent; and (iii) return all of the other Party’s  Confidential Information, including all copies thereof, promptly upon the expiration or termination of this Agreement, or upon the other Party’s earlier request.  Any analyses prepared by a Party based on the Confidential Information of the other Party shall be destroyed by the Party that prepared such analyses; such destruction to be certified in writing by the destroying Party to the other Party.  The duration of the covenants in this paragraph shall be the Term plus a period of two (2) years after the end of the Term.  The obligations in this paragraph are not intended to abrogate, lessen or supersede any more extensive protection available to the Parties under Applicable Law.

2.           Confidential Information Defined.  “Confidential Information” means information in any form, including but not limited to all oral, written, visual and digital information concerning a Party’s business, finance or operations, which is not known to the public at the time of its disclosure.  Examples of Confidential Information include, but are not limited to, any information relating to each of the Parties’ financial statements, budgets, forecasts, products, business plans, trade secrets, raw material ordering and usage, marketing, research and development, technology, data, know-how, intellectual property, sales, customer lists, customer requirements, internally-developed methods of customer solicitation, the identity of and other facts relating to existing or prospective customers, arrangements with customers or suppliers, price quotations, invoices, quantitative reports and quality assurance reports.  Confidential Information does not include information which the receiving Party demonstrates: (i) was known to the public at the time of its disclosure, or becomes known to the public after the disclosure through no action of the receiving Party and/or its Representatives; (ii) was in the possession of the receiving Party and/or its Representatives prior to the time of the disclosure and the receiving Party has evidence of such prior possession; (iii) was received by the receiving Party and/or its Representatives after disclosure thereof by the disclosing party from a third-party which disclosure by such third-party was not in contravention of any obligation of confidentiality owed to the disclosing Party; or (iv) was developed by the receiving Party independent of the disclosure by the disclosing Party and the receiving Party has evidence of such independent development.

3.   Survival.  The Sections of this Article shall survive the expiration or termination of this Agreement, subject to any Applicable Laws in the State of New York.

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

ARTICLE 8 - PROPRIETARY RIGHTS

1.           Pre-existing Intellectual Property and Intellectual Property Developed During Term of Agreement.  Supplier shall retain ownership of all right, title, and interest in and to the Supplier Intellectual Property, including all proprietary rights therein, owned by it as of the date of execution of this Agreement or developed solely by it during the Term independent of this Agreement.

2.           Joint Development of Intellectual Property and Inventions.  Buyer shall own all Intellectual Property Rights and Inventions that relate to the Products, as well as all improvements thereto, developed by the Parties during the Term of this Agreement; provided, such Intellectual Property Rights and Inventions do not incorporate in whole or in part Supplier Intellectual Property.

3.           Buyer Proprietary Rights.  Supplier acknowledges that Buyer or its Affiliate, as applicable, owns all right, title and interest in and to the Proprietary Marks, and that no right, title or interest in the Proprietary Marks shall vest in Supplier by virtue of its performance under this Agreement.  To the extent any right, title or interest in the Proprietary Marks vests in Supplier, Supplier hereby assigns to Buyer or its Affiliate, as applicable, all of its right, title and interest in and to the same and shall promptly execute any and all documents in such form as Buyer or its Affiliate, as applicable, shall request to effect such assignment in such right, title or interest to Buyer or its Affiliate, as applicable.  Supplier will not, during the Term of this Agreement or thereafter, assert any claim adverse to Buyer’s or its Affiliate’s right, title or interest in or to the Proprietary Marks.  Solely for purposes of Supplier’s performance hereunder, Buyer hereby grants during the Term a limited, non-exclusive, non-transferable and royalty-free license to use the Proprietary Marks in the packaging of the Products by Supplier for Buyer.

4.           Protection.  Supplier shall immediately notify Buyer of any unauthorized, non-licensed, counterfeit or otherwise illegal merchandise or other products of which it becomes aware that bear the Proprietary Marks or appear to infringe upon the Proprietary Marks. Supplier agrees that it shall not (except as otherwise contemplated or permitted in this Agreement) (a) manufacture, distribute, promote, advertise, market or sell any products or merchandise utilizing any of the Proprietary Marks; or (b) grant sublicenses in, subcontract, delegate or assign any of the rights or duties granted or imposed herein without obtaining the prior written consent of Buyer.

ARTICLE 9 - FORCE MAJEURE

To the extent any situations beyond the reasonable control of a Party (including but not limited to war, terrorism, fire, strike, governmental actions, etc.) prevent a Party from properly executing its obligations under this Agreement, such Party shall be excused to such extent.  However, after such force majeure situation is resolved, the Parties hereto shall resume their obligations hereunder.  To the extent a force majeure event prohibits Supplier from fulfilling its obligations hereunder, during the term of such force majeure event, Buyer shall not be required to purchase the Products from Supplier.  If, after sixty (60) calendar days of delay as a result of force majeure, either Party is still unable to perform its obligations hereunder and it does not appear that such force majeure condition is likely to be corrected during the next thirty (30) calendar days, then Supplier may subcontract the manufacturing of the Products (to the reasonable satisfaction of Buyer) to a third party until Supplier can resume the manufacturing of the Products.  In the event subcontracting the manufacture of the Products (to the reasonable satisfaction of Buyer) is not feasible, then either Party shall have the option to terminate this Agreement in writing as though the Term had expired.

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

ARTICLE 10 - REPRESENTATIONS AND WARRANTIES

1.           Supplier represents and warrants to Buyer that:

(a)           Products.

(i) the Products will be delivered to Buyer free and clear of all liens and encumbrances;

(ii) the Products will be manufactured in accordance with the Product Specifications and will be merchantable, of good material and workmanship and free from defect;

(iii) the manufacture, production, workmanship and quality of the Products shall conform in all respects with all Applicable Laws; and

(iv) the Products shall not include any substance that is banned by any Applicable Law.

If any of the Products or a part thereof fails to meet the foregoing warranties, Supplier shall promptly replace the Products in a commercially reasonable manner with Products of like quality.  To the extent that Supplier cannot replace the Products which fail to meet the foregoing warranties in a commercially reasonable manner, Supplier shall refund amounts paid by Buyer for such Products within thirty (30) days of such payment.

(b)           No Conflict.  The execution, delivery and performance of this Agreement by Supplier does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, and does not violate any Applicable Law.  Supplier and its Affiliates are not currently a party to, and during the Term of this Agreement will not enter into, any agreements, oral or written, that are inconsistent with the obligations set forth herein.  Supplier currently makes competing products with the Products.

(c)           Authority.  Supplier is validly existing and in good standing under the laws of the state of its organization and has the corporate power and authority to enter into this Agreement.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Supplier.  This Agreement has been duly executed and delivered by Supplier and constitutes the valid and binding obligation of Supplier, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(d)           Supplier Intellectual Property.  The Supplier Intellectual Property is valid, subsisting and in full force and effect.  Supplier has no knowledge of the existence of any patent, trademark, trade secret, know-how or other Intellectual Property Right owned or controlled by a third-party that would prevent in any material way Supplier from manufacturing in the Territory and/or Buyer from marketing, selling, and distributing Products throughout the Territory.  To Supplier’s knowledge, the Products and the technology used to manufacture them will not infringe, misappropriate, dilute or violate valid patent rights of third-parties.  There are no pending claims or, to the knowledge of Supplier, threatened claims relating to the Supplier Intellectual Property.

2.           Buyer represents and warrants to Supplier that:

(a)           Labeling and Marketing.  Product Specifications are in accordance with Applicable Laws and Products shall be labeled and marketed in accordance with Applicable Laws.

(b)           No Conflict.  The execution, delivery and performance of this Agreement by Buyer does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, and does not violate any Applicable Law.  Buyer and its Affiliates are not currently a party to, and during the Term of this Agreement will not enter into, any agreements, oral or written, that are inconsistent with the obligations set forth herein.

(c)           Authority.  Buyer is validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to enter into this Agreement.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Buyer.  This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

ARTICLE 11 - INDEMNIFICATION

1.           Indemnification by Supplier.  Subject to the terms of this Article 11, Supplier will defend, indemnify and hold harmless Buyer, its Representatives and their permitted assigns and successors-in-interest (collectively, the “Buyer Indemnitees”) from and against any and all liabilities, damages, losses, claims, demands, assessments, actions, causes of action and costs (including reasonable attorneys' fees and court costs) (collectively, “Losses”) arising out of or relating to the following indemnification events (the “Supplier Indemnification Events”):

(a)           any material breach by Supplier of this Agreement and/or the Quality Agreement that is not cured within any applicable cure period set forth herein and/or therein; and

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(b)           the manufacturing, packaging and/or storing of the Products for Buyer.

Notwithstanding the foregoing, Supplier shall not be obligated to indemnify a Buyer Indemnitee for any Losses incurred by a Buyer Indemnitee due to its negligence or willful misconduct.

2.           Indemnification by Buyer.  Subject to the terms of this Article 11, Buyer will defend, indemnify and hold harmless Supplier, its Representatives and their permitted assigns and successors-in-interest (collectively, the “Supplier Indemnitees”) from and against any and all Losses (including, without limitation, reasonable attorneys' fees and court costs) arising out of or relating to the following indemnification events (the “Buyer Indemnification Events”; and together with the Supplier Indemnification Events, the “Indemnification Events”):

(a)           any material breach by Buyer of this Agreement that is not cured within any applicable cure period set forth herein;

(b)           the storage, distribution, handling or sale of any Product after such Product is made available for pick-up at Supplier’s facility;

Notwithstanding the foregoing, Buyer shall not be obligated to indemnify a Supplier Indemnitee for any Losses incurred by a Supplier Indemnitee due to its negligence or willful misconduct.

3.           Conditions to Indemnification.  The indemnification remedy set forth in this Article 11 shall be the sole and exclusive remedy of the indemnified Parties for the Indemnification Events specified herein.  A Party’s right to indemnification shall be offset by any insurance or other recovery received by the Party claiming a right to indemnification.  Moreover, each Party agrees to make reasonable efforts to mitigate damages claimed under this Article 11.  A Party’s right to indemnification shall be premised on the indemnified Party’s providing prompt written notice of the occurrence of the Indemnification Event to the indemnifying Party and all associated details (to the extent then available), including proof of any claimed Losses; provided, however, failure to provide prompt written notice of an Indemnification Event shall not preclude the indemnitee from asserting and pursuing an indemnification claim made hereunder so long as the indemnitor is not irreversibly prejudiced by the indemnitee’s failure to provide prompt written notice of such indemnification claim.

4.           Survival.  The Sections of this Article 11 shall survive the expiration or termination of this Agreement, subject to any applicable laws in the State of New York.

ARTICLE 12 - TERM AND TERMINATION

1.           Term.  The term of this Agreement shall commence as of the Effective Date and shall continue until ten (10) years from the Base Volume Production Date (the “Expiration Date”) or until otherwise terminated pursuant to the terms hereof (the “Term”).  Within ninety (90) days prior to the Expiration Date, Buyer shall have the right, upon written notice to Supplier, to extend this Agreement for additional one (1) year periods commencing on the day immediately following the Expiration Date as may be extended hereunder; provided that Buyer and Supplier agree on the Prices for the Products during the term of any such extensions.

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

2.           Termination.

(a)           If either Party shall breach any material obligation required under this Agreement and/or the Quality Agreement, the other Party may give written notice of its intention to terminate this Agreement, describing in reasonable detail the breach.  If the breaching Party fails to remedy such material breach within sixty (60) days following such written notice, or if such breach is not capable of cure within such period, then the non-breaching Party may, in addition to all other remedies available at law or in equity, terminate this Agreement immediately upon written notice.

(b)           Either Party may terminate this Agreement immediately upon written notice thereof to the other Party if the other Party makes an involuntary assignment of its assets for the benefit of its creditors, files a voluntary petition under federal or state bankruptcy or insolvency laws, a receiver or custodian is appointed for the other Party’s business, or proceedings are instituted against the other Party under federal or state bankruptcy or insolvency laws.

3.           Performance on Termination.  Upon termination of this Agreement for any reason:  (a) Products being manufactured and packaged shall be delivered by Supplier on the scheduled delivery dates and Buyer shall pay Supplier not later than thirty (30) calendar days after the date of the invoice relating to such Products (provided, that Buyer makes advance payment prior to shipment in the event of termination by Supplier due to payment default by Buyer); and (b) all raw materials, labels and packaging used solely for the Products shall be forwarded to Buyer by Supplier upon receipt of payment of the Costed Bill of Materials for such items.  Buyer shall have the right, but not the obligation, to purchase any finished Products being held in Supplier’s inventory in excess of the agreed-up inventory buffer targets. In addition, Buyer shall pay to the Supplier an amount equal to the unrecovered Capital Recovery Amount through the date of termination not later than thirty (30) calendar days after any early termination of this Agreement prior to the ten (10) year anniversary of the Base Volume Production Date; provided, however, Buyer shall not be obligated to pay such unrecovered Capital Recovery Amount in the event Supplier terminates the Agreement for any reason other than as set forth in Article 12 hereof.

4.           Post-Termination Rights.  Termination or expiration of this Agreement for any reason whatsoever shall not affect the rights of a Party hereto arising hereunder or thereunder which have arisen prior to the termination or expiration of this Agreement.  The expiration or termination of this Agreement shall not affect any provision of this Agreement which survives according to the terms hereof or thereof, and any and all remedies available to each of the Parties hereto under the terms hereof or thereof or available in law or equity shall be preserved and survive the termination or expiration of this Agreement.

5.           Survival.  Sections 3, 4 and 5 of this Article 12 shall survive the expiration or termination of this Agreement, subject to any Applicable Laws in the State of New York.

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

ARTICLE 13 - INSURANCE

1.           Maintenance.  During the Term, Supplier shall maintain, from an insurance company reasonably acceptable to Buyer, appropriate commercial product liability and blanket contractual liability insurance coverage for the mutual benefit of Supplier and Buyer, in the Territory with limits not less than $2,000,000.00 per occurrence and in the aggregate annually for bodily injury and property damage, and subject to the standard retentions adopted for similar products.

2.           Insurance Certificates.  Within ten (10) business days after the Effective Date, Supplier shall furnish Buyer with certificate(s) of insurance evidencing the required insurance coverage, naming Buyer as an additional insured, and providing for at least thirty (30) days’ prior written notice to Buyer of cancellation or modification.  Supplier shall furnish certificate(s) of insurance to Buyer upon each renewal or procurement of insurance coverage for so long as Supplier is required to maintain insurance under this Agreement.

ARTICLE 14 - MISCELLANEOUS

1.    Compliance with Laws.  Each Party shall comply in all material respects with all Applicable Laws including, but not limited to, those concerning drugs or drug manufacture regulatory requirements, the Products, protection of the environment and health and safety of its workers.

2.    Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of law principles thereof.

3.           Arbitration.

(a)    Should any claim arise between the Parties hereto with respect to this Agreement (the “Claim”), the Parties shall first attempt to resolve such Claim by entering into good faith negotiations by or among their appropriate employees or officers.  The negotiations will commence as soon as practicable after either Party has received notice from the other Party of such Claim, but no later than ten (10) calendar days after such receipt, and will terminate thirty (30) calendar days after such commencement.  During the negotiations, the Parties will not have the right to any discovery.

(b)    Any Claim which has not been resolved pursuant to good faith negotiations contemplated above will be determined by arbitration. Any controversy, dispute or Claim arising from or relating to this Agreement that cannot be settled amicably shall be determined by arbitration in accordance with Section 3 of this Article 14.  The rules of the American Arbitration Association (“AAA”) for arbitration of commercial disputes, as such rules may be in effect at the time of the arbitration, shall apply except where the subject matter of such rules are provided in this Agreement and where such occurs this

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Agreement shall be paramount and apply. The laws of the State of New York shall govern the arbitration of any Claim pursuant to Section 3 of this Article 14.

(c)    Prior to the initiation of arbitration, the aggrieved Party shall give the other Party a written notice, in accordance with this Agreement, describing the Claim and the amount as to which it intends to initiate action.  A demand for arbitration may be initiated only if the Parties have not amicably resolved the Claim as set forth in Section 3(a) of this Article 14.

(d)    Where the Claim is for an amount equal to at least Five Hundred Thousand Dollars ($500,000), the Claim shall be resolved by an oral hearing in the Borough of Manhattan in the City of New York before a panel of three (3) arbitrators.  There shall be a stenographic record of the proceedings held before the arbitrators.

(e)    Where a Claim exists requiring three (3) arbitrators, Supplier shall appoint one (1) arbitrator and Buyer will appoint one  (1) arbitrator within thirty (30) days following service of the written demand for arbitration.  The two arbitrators shall select a third arbitrator within forty-five (45) days after their appointment.  If the arbitrators selected by the Parties are unable or fail to agree on a third arbitrator, the AAA shall, in its sole discretion, designate the arbitrator.  At least one (1) of the arbitrators shall be an attorney actively engaged in the practice of law for at least ten (10) years and familiar with procurement agreements.

(f) Where the Claim requires three (3) arbitrators, the decision of the arbitrators shall be made by majority vote and be accompanied by a reasoned opinion.

(g)    Where the Claim involves a controversy of Fifty Thousand Dollars ($50,000) or less, Supplier and Buyer shall mutually select a single arbitrator within fifteen (15) days after service of a demand for arbitration subject to the following: (a) in the event an arbitrator cannot be mutually selected, then the arbitrator shall be selected by the AAA; (b) the parties shall submit their positions in writing on the Claim within thirty (30) days after the appointment of the arbitrator; (c) the arbitrator shall issue a decision that shall be reasoned and shall be served as a final order within thirty (30) days after the written submission.

(h)    Where the Claim involves a controversy of more than Fifty Thousand Dollars ($50,000), but less than Five Hundred Thousand Dollars ($500,000), Supplier and Buyer shall mutually select a single arbitrator within fifteen (15) days after service of a demand for arbitration subject to the following: (a) in the event an arbitrator cannot be mutually selected, then the arbitrator shall be selected by the AAA within thirty (30) days; (b) the parties shall submit their positions in writing and include a list of witnesses within thirty (30) days; (c) there shall be an oral hearing by phone or a hearing by mutual agreement including a video conference hearing or an oral hearing attended by the Parties within thirty (30) days of the written submissions; and (d) the arbitrator shall issue a decision

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

that shall be reasoned and that shall be served as a final order within thirty (30) days after the hearing.

(i)    Either Supplier or Buyer, before or during arbitration, may apply to a court having jurisdiction of the subject matter and the Parties for a temporary restraining order or preliminary injunction where such emergency relief is necessary to protect its interests prior to institution of, or pending completion of, arbitration proceedings.  Either Party may seek such emergency relief, and not by way of limitation, in order to: (a) compel the other Party to continue to perform under the terms of this Agreement, both prior to and during any arbitration procedure in accordance with this Agreement; (b) compel the other Party to arbitrate any dispute as provided in this Section 3 of Article 14; or (c) to require specific performance of any provision of this Agreement.  Such obligations may be specifically enforced in any court having jurisdiction of the subject matter and the Parties.

(j)    Unless otherwise agreed by the parties, no arbitration shall be consolidated with any other proceeding, nor shall it include parties other than Supplier and Buyer except for other Persons substantially involved in a common question of law or fact and whose presence is necessary to resolve the controversy or dispute.  Reasonable expenses of the arbitration shall be borne equally by the Parties.  Each Party shall bear the expenses of its counsel and other experts.

(k) The arbitrators shall have no power to consider or award consequential, punitive or exemplary damages, whether statutory or under common law.

(l)    The decision of the arbitrator(s) shall be final and binding upon the Parties and shall be accompanied by a reasoned opinion.  Judgment upon an arbitrator or arbitrators’ award may be entered in any competent court.  Unless otherwise agreed, the Parties shall continue to perform under this Agreement before and/or during any arbitration proceeding.

4.           Severability.  In case any one or more of the provisions of this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

5.           Independent Contractors.  The relationship between Buyer and Supplier is that of independent contractors, and nothing herein shall be deemed to constitute the relationship of partners, joint venturers, or principal and agent between Buyer and Supplier.  Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or, in the name of, the other Party or to bind the other Party to any contract, agreement or undertaking with any third-party.

6.           Assignment.  None of the Parties hereto may assign any of its rights or delegate any of its duties or obligations under this Agreement without the prior written consent of the other Party hereto and any such attempted assignment without such prior written consent shall be void and

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

of no force and effect; provided, however, Buyer shall have the right to assign this Agreement and its rights and obligations hereunder to any of its Affiliates or any successor-in-interest (via merger, consolidation, reorganization or otherwise) without obtaining the prior consent of Supplier so long as Buyer provides Supplier with a written guarantee of the repayment of the Capital Recovery Amount.  For purposes of this paragraph, any (i) sale of a majority of Supplier’s assets; or (ii) merger, consolidation, recapitalization, stock sale or any similar transaction involving Supplier shall be deemed an assignment of this Agreement requiring the prior written consent of Buyer.  Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns, and no assignment permitted hereunder (including an assignment by Buyer to any of its Affiliates) shall relieve any such assignor from its duties and obligations set forth herein and such assignor shall remain jointly and fully liable for any breach of this Agreement by its assignee.

7.           Continuing Obligations.  Any and all provisions, promises and warranties contained herein which by their nature or effect are required or intended to be observed, kept or performed after termination or expiration of this Agreement will survive the termination or expiration of this Agreement and remain binding upon and for the benefit of the Parties hereto.

8.           Notices.  All notices or other communications which shall or may be given pursuant to this Agreement shall be in writing and shall be deemed to be effective when delivered by facsimile transmission AND (a) when delivered if sent by registered or certified mail, return receipt requested, or (b) on the next business day, if sent by overnight courier, in each case to the Parties hereto at the following addresses (or at such other addresses as shall be specified by like notice) with postage or delivery charges prepaid:

If to Supplier:	Fitzpatrick Bros., Inc.
625 North Sacramento Boulevard
Chicago, Illinois 60612
Fax: (773) 722-5133
Attention: William J. O’Connor

If to Buyer:	The Spic and Span Company
90 North Broadway
Irvington, New York 10533
Fax: (914) 524-6814
Attention: Senior Vice President - Operations

With a copy to:	The Spic and Span Company
90 North Broadway
Irvington, New York 10533
Fax: (914) 524-7488
Attention: Legal Department

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

9.             Entire Agreement.  This Agreement and any confidentiality agreement between the Parties hereto contain the entire agreement between the Parties hereto concerning the subject matter hereof and thereof and supersede any prior or contemporaneous agreements or understandings (whether oral or written) between the Parties with respect to the subject matter hereof and thereof.  No course of dealing or usage of trade shall be used to modify the terms hereof.

10.           Amendment, Modification and Waiver.  No amendment, modification or addendum will be effective unless reduced to a writing signed by a duly authorized officer of both Parties.  No term or provision hereof will be deemed waived and no breach excused unless such waiver or consent will be in writing and signed by an authorized officer of the Party claimed to have waived or consented.  Failure of either Party hereto to insist upon strict conformance to any term herein in the event of a breach or default shall not be construed as a consent or waiver of that breach or default or any subsequent breach or default of the same or of any other term contained herein or therein.

11.           Third-Party Beneficiaries.  Except as otherwise set forth in Article 11, this Agreement is entered into solely between, and may be enforced only by, Buyer and Supplier, and this Agreement will not be deemed to create any rights in third-parties, including suppliers, customers or subcontractors of a Party, or to create any obligations of a Party to any such third-parties.

12.           Counterparts; Facsimile Signatures.  This Agreement may be executed in two counterparts, each of which will constitute an original but all of which together constitute a single document.  Faxed signatures shall have the same legal effect as original signatures.

13.           Equitable Relief.  Both Parties agree that, because breach or threatened breach of any of the terms of Article 7 and 8 of this Agreement by a Party will result in immediate and irreparable injury to the other Party, such other Party shall be entitled to an injunction restraining the breaching Party from any such breach to the fullest extent allowed by Applicable Law.  Any such right of equitable relief granted to the non-breaching Party shall not be deemed to preclude such Party from seeking money damages or any other remedy from the breaching Party and/or its Affiliates and agents in the event of such a breach.

14.           Announcements.  Neither Party shall, without the prior written consent of the other Party (which consent shall not be unreasonably delayed, conditioned or withheld), make any announcement or public statement, or make any other form of public disclosure (including, without limitation, the issuing of a press release) relating to or concerning this Agreement or any of the provisions hereof; provided, however, that any Party may make any announcement or public disclosure required by Applicable Law (including, without limitation, federal and state securities laws) or the rules and regulations of any applicable securities exchange on which the securities of such Party or its Affiliates may then be traded.

[remainder of page intentionally left blank]

***Indicates a portion of this Exhibit that has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, each of the Parties hereto has each caused this Agreement to be executed by its duly authorized representative as of the date first written above.

THE SPIC AND SPAN COMPANY

By: /s/ Peter J. Anderson
       Name:  Peter J. Anderson
       Title:  Treasurer

FITZPATRICK BROS., INC.

By: /s/ Robert O. Remien
       Name:  Robert O. Remien
       Title:  President

EXHIBIT A***

Estimated Capital Requirements

***Exhibit A has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT B

Product Specifications

The Product Specifications shall be as set forth in the finished product monograph, document MN-016 provided by Buyer to Supplier prior to the date hereof, and as updated from time to time by Buyer and provided to Supplier.

EXHIBIT C ***

Products

Comet®
Comet® Powder
Comet® Lemon Powder
Comet® Orange Powder
Comet® Lavender Powder

***The customer sizing and SKU information has been omitted from Exhibit C and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.'s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT D

Proprietary Marks

Comet® and any foreign translations thereof
Chlorinol® and any foreign translations thereof

EXHIBIT E

Form of Pricing Sheet

Exhibit E has been omitted from this filing because it contains no information that is material to an investment decision and which is not otherwise disclosed in the agreement or the filing to which this document is an exhibit.

EXHIBIT F ***

Facility Construction Timeline

***Exhibit F has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Prestige Brands Holdings, Inc.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT G

Quality Agreement

Exhibit G has been omitted from this filing because it contains no information that is material to an investment decision and which is not otherwise disclosed in the agreement or the filing to which this document is an exhibit.